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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of Alliance Data Systems Corporation on Form S-3 of our report dated February 28, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in accounting for derivative instruments and hedging activities and the change in accounting for goodwill and other intangible assets) appearing in the Annual Report on Form 10-K of Alliance Data Systems Corporation for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Dallas, Texas
April 1, 2003

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  Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT